PRESS RELEASE

Occidental Announces 4th Quarter 2021 Results

•Announced new shareholder return framework and additional debt reduction target
•Earnings per share of $1.37 per diluted share and adjusted earnings per share of $1.48 per diluted share
•Cash flow from continuing operations of $3.2 billion and cash flow from continuing operations, before working capital of $3.9 billion
•Capital spending of $937 million, resulting in record free cash flow, excluding working capital of over $2.9 billion
•Reduced debt maturities by $2.2 billion through debt tender and 2022 maturity call provisions resulting in total year debt maturity reduction of over $6.7 billion
•OxyChem generated record quarterly pre-tax earnings of $574 million, increasing total year pre-tax earnings to over $1.5 billion
•Exceeded production guidance midpoint by 49 Mboed, with production of 1,189 Mboed from continuing operations

HOUSTON — February 24, 2022 — Occidental (NYSE: OXY) today announced net income attributable to common stockholders for the fourth quarter of 2021 of $1.3 billion, or $1.37 per diluted share, and adjusted income attributable to common stockholders of $1.4 billion, or $1.48 per diluted share. Fourth quarter after-tax items affecting comparability of $111 million included net derivative losses of $107 million and $130 million of charges for non-core expiring domestic onshore undeveloped oil and gas leases and inventory impairments, partially offset by a positive state tax rate revaluation of $88 million and gains on sale of $68 million.

“Occidental's focus on operational efficiencies in the fourth quarter enabled us to leverage the increases in commodity prices to further improve our balance sheet and liquidity position, and set us on a path toward continued debt reduction and the implementation of a new shareholder return framework in 2022,” said President and Chief Executive Officer Vicki Hollub. “Our employees delivered strong operational results, setting new records and efficiency benchmarks in the Permian, Rockies, Gulf of Mexico and Oman in 2021. Additionally, OxyChem recorded its highest annual earnings in 30 years.”

QUARTERLY RESULTS
Oil and Gas
Oil and gas pre-tax income on continuing operations for the fourth quarter was $2.1 billion, compared to pre-tax income of $1.5 billion for the third quarter of 2021. The fourth quarter results included $109 million of charges for non-core expiring domestic onshore undeveloped oil and gas leases and inventory impairments, partially offset by gains on sale of $68 million. Excluding items affecting comparability, fourth quarter oil and gas income improved over the third quarter due to higher worldwide crude oil and domestic natural gas prices and higher crude oil volumes, partially offset by higher exploration and overhead expenses. For the fourth quarter of 2021, average WTI and Brent marker prices were $77.19 per barrel and $79.76 per barrel, respectively. Average worldwide realized crude oil prices increased by approximately 10 percent from the prior quarter to $75.39 per barrel. Average worldwide realized natural gas liquids (NGL) prices increased by approximately 7 percent from the prior quarter to $36.52 per barrel. Average domestic realized gas prices increased by approximately 39 percent from the prior quarter to $4.64 per Mcf.

Total average global production from continuing operations of 1,189 thousand of barrels of oil equivalent per day (Mboed) for the fourth quarter exceeded the midpoint of guidance by 49 Mboed. Permian Resources, Rockies and Gulf of Mexico all exceeded the high end of guidance with production of 490 Mboed, 313 Mboed and 149 Mboed, respectively. International average daily production volumes came within guidance at 237 Mboed.

Oil and Gas Proved Reserves
As of December 31, 2021, Occidental's worldwide proved reserves totaled 3.5 billion barrels of oil equivalent (BOE), compared to 2.9 billion BOE for the same period in the prior year. Proved reserve additions were mainly driven by positive price and other revisions of 829 million BOE and extensions and discoveries of 145 million BOE. Revisions of proved reserves included 421 million BOE of positive price revisions and 208 million BOE of positive revisions related to additions associated with infill development projects, primarily in the Permian and DJ basins, and further positive revisions of 101 million BOE associated with updates based on reservoir performance. The remaining revisions were associated with various other cost related revisions and management changes in development plans.

OxyChem
Chemical pre-tax income of $574 million for the fourth quarter exceeded guidance by $94 million. Compared to prior quarter income of $407 million, the improvement in fourth quarter income resulted primarily from higher realized prices, volumes and margins across most product lines, partially offset by higher energy costs.

Midstream and Marketing
Midstream and marketing pre-tax loss for the fourth quarter was $15 million, compared to income of $20 million for the third quarter of 2021. The fourth quarter results included $76 million of derivative losses and $21 million of valuation adjustments to inventory. WES equity income for the fourth quarter was $131 million. Midstream and marketing's fourth quarter pre-tax loss, excluding WES equity income, exceeded guidance by over $100 million. Excluding items affecting comparability, midstream and marketing pre-tax fourth quarter results reflected higher margins from the marketing business due to timing of crude sales, optimizations in gas transportation capacities and improved gas transportation spreads, partially offset by higher operating expenses and energy costs in domestic gas processing due to increased NGL production.

Supplemental Non-GAAP Measures
This press release refers to adjusted income (loss), cash flow from continuing operations before working capital and free cash flow, which are supplemental measures not calculated in accordance with generally accepted accounting principles in the United States (GAAP). These non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as an alternative to the comparable GAAP financial measures. Definitions of adjusted income (loss) and a reconciliation to net income (loss), along with cash flow from continuing operations before working capital and free cash flow and a reconciliation to the comparable GAAP financial measures, are included in the financial schedules of this press release. Occidental’s definition of adjusted income (loss), cash flow from continuing operations before working capital and free cash flow may differ from similarly titled measures provided by other companies in our industry and as a result may not be comparable.

This press release also refers to finding and development cost (F&D Cost) and reserves replacement ratio, which are non-GAAP measures that Occidental believes are widely used in our industry, as well as by analysts and investors, to measure and evaluate the cost of replacing annual production and adding proved reserves. Occidental's definitions of these non-GAAP measures may differ from similarly titled measures provided by other companies and as a result may not be comparable. F&D Cost - All-In is calculated by dividing total costs incurred for the year as defined by GAAP by the sum of proved reserve revisions, improved recovery, extensions and discoveries and purchases of minerals in place for the year. F&D Cost - Organic is F&D Cost - All-In excluding both the property acquisition costs and purchase of minerals in place, and F&D Cost - Program Additions further excludes other revisions that are not infills. Reserves Replacement - All-In is calculated by dividing the sum of proved reserve revisions, improved recovery, extensions and discoveries and purchases and sales of minerals in place for the year by current year production. Reserves Replacement - Organic is Reserves Replacement - All-In, excluding purchases and sales of minerals in place for the year.

About Occidental
Occidental is an international energy company with assets primarily in the United States, the Middle East and North Africa. We are one of the largest oil producers in the U.S., including a leading producer in the Permian and DJ basins, and offshore Gulf of Mexico. Our midstream and marketing segment provides flow assurance and maximizes the value of our oil and gas. Our chemical subsidiary OxyChem manufactures the building blocks for life-enhancing products. Our Oxy Low Carbon Ventures subsidiary (OLCV) is advancing leading-edge technologies and business solutions that economically grow our business while reducing emissions. We are committed to using our global leadership in carbon management to advance a lower-carbon world. Visit oxy.com for more information.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to statements about Occidental’s expectations, beliefs, plans or forecasts. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, and they include, but are not limited to: any projections of earnings, revenue or other financial items or future financial position or sources of financing; any statements of the plans, strategies and objectives of management for future operations or business strategy; any statements regarding future economic conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing. Words such as “estimate,” “project,” “predict,” “will,” “would,” “should,” “could,” “may,” “might,” “anticipate,” “plan,” “intend,” “believe,” “expect,” “aim,” “goal,” “target,” “objective,” "commit," "advance," “likely” or similar expressions that convey the prospective nature of events or outcomes are generally indicative of forward-looking statements. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Unless legally required, Occidental does not undertake any obligation to update, modify or withdraw any forward-looking statements as a result of new information, future events or otherwise.

Although Occidental believes that the expectations reflected in any of its forward-looking statements are reasonable, actual results may differ from anticipated results, sometimes materially. In addition, historical, current and forward-looking sustainability-related statements may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve and assumptions that are subject to change in the future. Factors that could cause results to differ from those projected or assumed in any forward-looking statement include, but are not limited to: the scope and duration of the COVID-19 pandemic and ongoing actions taken by governmental authorities and other third parties in response to the pandemic; Occidental’s indebtedness and other payment obligations, including the need to generate sufficient cash flows to fund operations; Occidental’s ability to successfully monetize select assets and repay or refinance debt and the impact of changes in Occidental’s credit ratings; assumptions about energy markets; global and local commodity and commodity-futures pricing fluctuations; supply and demand considerations for, and the prices of, Occidental’s products and services; actions by the Organization of the Petroleum Exporting Countries (OPEC) and non-OPEC oil producing countries; results from operations and competitive conditions; future impairments of our proved and unproved oil and gas properties or equity investments, or write-downs of productive assets, causing charges to earnings; unexpected changes in costs; availability of capital resources, levels of capital expenditures and contractual obligations; the regulatory approval environment, including Occidental's ability to timely obtain or maintain permits or other governmental approvals, including those necessary for drilling and/or development projects; Occidental's ability to successfully complete, or any material delay of, field developments, expansion projects, capital expenditures, efficiency projects, acquisitions or dispositions; risks associated with acquisitions, mergers and joint ventures, such as difficulties integrating businesses, uncertainty associated with financial projections, projected synergies, restructuring, increased costs and adverse tax consequences; uncertainties and liabilities associated with acquired and divested properties and businesses; uncertainties about the estimated quantities of oil, NGL and natural gas reserves; lower-than-expected production from development projects or acquisitions; Occidental’s ability to realize the anticipated benefits from prior or future streamlining actions to reduce fixed costs, simplify or improve processes and improve Occidental’s competitiveness; exploration, drilling and other operational risks; disruptions to, capacity constraints in, or other limitations on the pipeline systems that deliver Occidental’s oil and natural gas and other processing and transportation considerations; general economic conditions, including slowdowns, domestically or internationally, and volatility in the securities, capital or credit markets; inflation; governmental actions, war, and political conditions and events; legislative or regulatory changes, including changes relating to hydraulic fracturing or other oil and natural gas operations, retroactive royalty or production tax regimes, deep-water and onshore drilling and permitting regulations, and environmental regulation (including regulations related to climate change); environmental risks and liability under federal, regional, state, provincial, tribal, local and international environmental laws and regulations (including remedial actions); Occidental's ability to recognize intended benefits from its business strategies and initiatives, such as OLCV or announced greenhouse gas emissions reduction targets or net-zero goals; potential liability resulting from pending or future litigation; disruption or interruption of production or manufacturing or facility damage due to accidents, chemical releases, labor unrest, weather, power outages, natural disasters, cyber-attacks or insurgent activity; the creditworthiness and performance of Occidental's counterparties, including financial institutions, operating partners and other parties; failure of risk management; Occidental’s ability to retain and hire key personnel; supply, transportation and labor constraints; reorganization or restructuring of Occidental’s operations; changes in state, federal or international tax rates; and actions by third parties that are beyond Occidental’s control.

Additional information concerning these and other factors can be found in Occidental’s filings with the U.S. Securities and Exchange Commission, including Occidental’s Annual Report on Form 10-K for the year ended December 31, 2021, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Contacts

Media	Investors
Eric Moses	Jeff Alvarez
713-497-2017	713-215-7864
eric_moses@oxy.com	jeff_alvarez@oxy.com

Occidental Petroleum Corporation
Fourth Quarter and Full-Year 2021
Earnings Release Schedules Index

Schedule # and Description

1.Summary Highlights
2.Items Affecting Comparability Detail
•Before Tax Allocations
•After Tax Allocations
3.Segment Results Before Tax Allocations
•Reported Results
•Items Affecting Comparability
•Adjusted Results (non-GAAP)
4.Segment Results After Tax Allocations
•Reported Results
•Items Affecting Comparability
•Adjusted Results (non-GAAP)
•Reconciliation - Diluted EPS
5.Consolidated Condensed Statements of Operations
6.Consolidated Condensed Balance Sheets
7.Consolidated Condensed Statements of Cash Flows
•Detail of Capital Expenditures and Depreciation, Depletion and Amortization
8.Oil & Gas Net Production Volumes Per Day
•MBOE/D
•By Commodity
9.Oil & Gas Net Sales Volumes Per Day and Realized Prices
•MBOE/D
•Realized Prices and Related Index Prices
10.Oil and Gas Metrics
11.Reserves Replacement and Multi-Year Data - Worldwide
12.Reserves Replacement and Multi-Year Data - United States Only
13.Proved Oil Reserves
14.Proved NGLs Reserves
15.Proved Natural Gas Reserves
16.Total Proved Reserves
17.Costs Incurred

SCHEDULE 1
Occidental Petroleum Corporation
Summary Highlights

		2020					2021
Quarterly		Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY
Net Income (Loss) ($ millions)
Reported income (loss) attributable to common stockholders		$(2,232)	$(8,353)	$(3,778)	$(1,312)	$(15,675)	$(346)	$(97)	$628	$1,337	$1,522
Reported EPS - Diluted ($/share)		$(2.49)	$(9.12)	$(4.07)	$(1.41)	$(17.06)	$(0.36)	$(0.10)	$0.65	$1.37	$1.58
Effective tax rate on reported income (loss) (%)		1%	18%	10%	19%	14%	5%	30%	32%	23%	25%

Adjusted income (loss) attributable to common stockholders (Non-GAAP)	(a)	$(598)	$(1,692)	$(788)	$(610)	$(3,688)	$(136)	$311	$836	$1,448	$2,459
Adjusted EPS - Diluted (Non-GAAP) ($/share)	(b)	$(0.67)	$(1.85)	$(0.85)	$(0.65)	$(4.01)	$(0.15)	$0.32	$0.87	$1.48	$2.55
Effective tax rate on adjusted income (loss) (%)		2%	15%	8%	8%	11%	(327)%	31%	30%	27%	27%

Average Shares Outstanding - Reported Income (Loss)
Basic (millions)		896.7	915.5	929.3	933.0	918.7	933.1	934.2	935.4	936.5	935.0
Diluted (millions)		896.7	915.5	929.3	933.0	918.7	947.9	934.2	957.7	972.7	958.8

Average Shares Outstanding - Adjusted Income (Loss)	(b)
Basic (millions)		896.7	915.5	929.3	933.0	918.7	933.1	934.2	935.4	936.5	935.0
Diluted (millions)		896.7	915.5	929.3	933.0	918.7	933.1	956.8	957.7	972.7	958.8

Daily Production Volumes
Total US (MBOE/D)		1,175	1,116	960	900	1,037	904	961	918	952	933
US Oil (MBBL/D)		662	603	508	477	561	488	517	483	506	498
Worldwide - Reported (MBOE/D)		1,497	1,434	1,265	1,195	1,347	1,139	1,225	1,176	1,192	1,183
Worldwide - Continuing Operations (MBOE/D)		1,437	1,373	1,204	1,143	1,289	1,117	1,203	1,160	1,189	1,167
Worldwide Sales - Continuing Operations (MBOE/D)		1,432	1,386	1,192	1,158	1,291	1,113	1,199	1,158	1,193	1,166

Commodity Price Realizations
Worldwide oil ($/BBL)		$46.96	$23.14	$38.51	$40.76	$37.34	$55.65	$64.18	$68.74	$75.39	$66.14
Worldwide NGL ($/BOE)		$13.09	$7.79	$15.02	$14.95	$12.58	$23.44	$25.06	$34.01	$36.52	$30.01
Domestic gas ($/MCF)		$1.18	$0.90	$1.18	$1.55	$1.18	$2.56	$2.59	$3.35	$4.64	$3.30

Cash Flows - Continuing Operations ($ millions)
Operating cash flow before working capital (Non-GAAP)	(c)	$1,484	$587	$1,644	$1,405	$5,120	$2,135	$2,710	$2,967	$3,867	$11,679
Working capital changes		$(189)	$(222)	$(829)	$(38)	$(1,278)	$(1,347)	$614	$(57)	$(636)	$(1,426)
Operating cash flow		$1,295	$365	$815	$1,367	$3,842	$788	$3,324	$2,910	$3,231	$10,253
Capital expenditures		$(1,300)	$(375)	$(246)	$(614)	$(2,535)	$(579)	$(698)	$(656)	$(937)	$(2,870)

		2020					2021
Year-to-date		Mar	Jun	Sep	Dec		Mar	Jun	Sep	Dec
Net Income (Loss) ($ millions)
Reported income (loss) attributable to common stockholders		$(2,232)	$(10,585)	$(14,363)	$(15,675)		$(346)	$(443)	$185	$1,522
Reported EPS - Diluted ($/share)		$(2.49)	$(11.68)	$(15.72)	$(17.06)		$(0.36)	$(0.47)	$0.19	$1.58
Effective tax rate on reported income (loss) (%)		1%	15%	14%	14%		5%	13%	27%	25%

Adjusted income (loss) attributable to common stockholders (Non-GAAP)	(a)	$(598)	$(2,290)	$(3,078)	$(3,688)		$(136)	$175	$1,011	$2,459
Adjusted EPS - Diluted (Non-GAAP) ($/share)	(b)	$(0.67)	$(2.53)	$(3.37)	$(4.01)		$(0.15)	$0.18	$1.05	$2.55
Effective tax rate on adjusted income (loss) (%)		2%	13%	12%	11%		(327)%	24%	28%	27%

Average Shares Outstanding - Reported Loss
Basic (millions)		896.7	906.2	913.9	918.7		933.1	933.8	934.4	935.0
Diluted (millions)		896.7	906.2	913.9	918.7		947.9	933.8	954.2	958.8

Average Shares Outstanding - Adjusted Income (Loss)	(b)
Basic (millions)		896.7	906.2	913.9	918.7		933.1	933.8	934.4	935.0
Diluted (millions)		896.7	906.2	913.9	918.7		933.1	952.4	954.2	958.8

Daily Production Volumes
Total US (MBOE/D)		1,175	1,146	1,083	1,037,000,000		904	932	927	933
US Oil (MBBL/D)		662	633	591	561		488	502	496	498
Worldwide - Reported (MBOE/D)		1,497	1,466	1,398	1,347,000,000		1,139	1,182	1,180	1,183
Worldwide - Continuing Operations (MBOE/D)		1,437	1,405	1,337	1,289,000,000		1,117	1,160	1,160	1,167
Worldwide Sales - Continuing Operations (MBOE/D)		1,432	1,409	1,336	1,291		1,113	1,156	1,157	1,166

Commodity Price Realizations
Worldwide oil ($/BBL)		$46.96	$35.52	$36.44	$37.34		$55.65	$60.05	$62.94	$66.14
Worldwide NGL ($/BOE)		$13.09	$10.43	$11.84	$12.58		$23.44	$24.31	$27.68	$30.01
Domestic gas ($/MCF)		$1.18	$1.04	$1.09	$1.18		$2.56	$2.58	$2.84	$3.30

Cash Flows - Continuing Operations ($ millions)
Operating cash flows before working capital (Non-GAAP)	(c)	$1,484	$2,071	$3,715	$5,120		$2,135	$4,845	$7,812	$11,679
Working capital changes		$(189)	$(411)	$(1,240)	$(1,278)		$(1,347)	$(733)	$(790)	$(1,426)
Operating cash flow		$1,295	$1,660	$2,475	$3,842		$788	$4,112	$7,022	$10,253
Capital expenditures		$(1,300)	$(1,675)	$(1,921)	$(2,535)		$(579)	$(1,277)	$(1,933)	$(2,870)

(a) See schedule 3 for non-GAAP reconciliation.
(b) See schedule 4 for non-GAAP reconciliation. The adjusted diluted EPS (Non-GAAP) calculations include the dilutive effect of potential common stocks since Occidental generated adjusted income for the three and six months ended June 30, 2021. For the three and six months ended June 30, 2021, dilutive securities for adjusted diluted EPS were 22.6 million and 18.6 million, respectively, resulting in total dilutive weighted-average shares of 956.8 million and 952.4 million shares, respectively. The reported EPS (GAAP) calculations do not include dilutive effect of potential common stocks as their effect is anti-dilutive since Occidental generated net losses from continuing operations.
(c) See schedule 7 for non-GAAP reconciliation.

SCHEDULE 2
Occidental Petroleum Corporation
Items Affecting Comparability Detail
(amounts in millions)

	2020					2021
Before Tax Allocations	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY
Oil & Gas
Domestic
Asset impairments	$(282)	$(5,514)	$(21)	$(87)	$(5,904)	$(135)	$(21)	$(17)	$(109)	$(282)
Asset sales gains (losses), net	—	14	(439)	(850)	(1,275)	—	—	14	13	27
Rig termination and others	(35)	(3)	(23)	2	(59)	—	—	—	—	—
Oil, gas and CO2 derivative gains (losses), net	870	53	136	31	1,090	(40)	(140)	(97)	(3)	(280)
Total Domestic	553	(5,450)	(347)	(904)	(6,148)	(175)	(161)	(100)	(99)	(535)
International
Asset impairments	(264)	(931)	—	—	(1,195)	—	—	—	—	—
Asset sales gains (losses), net	—	—	(356)	3	(353)	—	—	(12)	55	43
Rig termination and others	—	(6)	(4)	(3)	(13)	—	—	—	—	—
Total International	(264)	(937)	(360)	—	(1,561)	—	—	(12)	55	43
Total Oil and Gas	289	(6,387)	(707)	(904)	(7,709)	(175)	(161)	(112)	(44)	(492)

Chemical
No items affecting comparability	—	—	—	—	—	—	—	—	—	—
Total Chemical	—	—	—	—	—	—	—	—	—	—

Midstream & Marketing
Asset sales gains (losses) and others, net	—	—	(46)	—	(46)	102	22	—	—	124
Goodwill impairment and other charges	(1,458)	(7)	(2,729)	—	(4,194)	—	—	—	(21)	(21)
Derivative gains (losses), net	251	54	(20)	(188)	97	15	(180)	(11)	(76)	(252)
Total Midstream & Marketing	(1,207)	47	(2,795)	(188)	(4,143)	117	(158)	(11)	(97)	(149)

Corporate
Anadarko acquisition-related costs	(148)	(149)	(5)	(37)	(339)	(41)	(52)	(29)	(31)	(153)
Acquisition-related pension & termination benefits	—	114	—	—	114	—	—	—	—	—
Interest rate swap gains (losses), net	(669)	4	88	149	(428)	399	(223)	(26)	(28)	122
Early debt extinguishment expenses	—	—	—	—	—	—	—	(88)	(30)	(118)
Warrants gains (losses), net	84	(79)	—	—	5	—	—	—	—	—
Total Corporate	(733)	(110)	83	112	(648)	358	(275)	(143)	(89)	(149)

Valuation allowance on tax assets	—	—	(37)	2	(35)	—	—	—	—	—
State tax rate revaluation	—	—	—	—	—	—	55	—	88	143
Income taxes	17	1,204	386	239	1,846	(65)	128	60	55	178
Income (loss) from continuing operations	(1,634)	(5,246)	(3,070)	(739)	(10,689)	235	(411)	(206)	(87)	(469)
Discontinued operations, net of taxes (a)	—	(1,415)	80	37	(1,298)	(445)	3	(2)	(24)	(468)
Total	$(1,634)	$(6,661)	$(2,990)	$(702)	$(11,987)	$(210)	$(408)	$(208)	$(111)	$(937)

	2020					2021
After Tax Allocations	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY
Oil & Gas
Domestic
Asset impairments	$(219)	$(4,299)	$(17)	$(67)	$(4,602)	$(106)	$(16)	$(12)	$(90)	$(224)
Asset sales gains (losses), net	—	11	(342)	(663)	(994)	—	—	11	$10	21
Rig termination and others	(27)	5	(18)	2	(38)	—	—	—	—	—
Oil, gas and CO2 derivative gains (losses), net	677	42	105	24	848	(31)	(110)	(75)	(2)	(218)
Total Domestic	431	(4,241)	(272)	(704)	(4,786)	(137)	(126)	(76)	(82)	(421)
International
Asset impairments	(264)	(931)	—	—	(1,195)	—	—	—	—	—
Asset sales gains (losses), net	—	—	(356)	3	(353)	—	—	(12)	55	43
Rig termination and others	—	(6)	(4)	(3)	(13)	—	—	—	—	—
Total International	(264)	(937)	(360)	—	(1,561)	—	—	(12)	55	43
Total Oil and Gas	167	(5,178)	(632)	(704)	(6,347)	(137)	(126)	(88)	(27)	(378)

Chemical
No items affecting comparability	—	—	—	—	—	—	—	—	—	—
Total Chemical	—	—	—	—	—	—	—	—	—	—

Midstream & Marketing
Asset sales gains (losses) and others, net	—	—	(50)	—	(50)	79	17	1	(2)	95
Goodwill impairment and other charges	(1,443)	(6)	(2,402)	23	(3,828)	—	—	—	(16)	(16)
Derivative gains (losses), net	195	42	(15)	(147)	75	12	(141)	(8)	(60)	(197)
Total Midstream & Marketing	(1,248)	36	(2,467)	(124)	(3,803)	91	(124)	(7)	(78)	(118)

Corporate
Anadarko acquisition-related costs	(115)	(117)	(3)	(29)	(264)	(31)	(41)	(23)	(26)	(121)
Acquisition-related pension & termination benefits	—	89	—	—	89	—	—	—	—	—
Interest rate swap gains (losses), net	(522)	3	69	116	(334)	312	(175)	(19)	(21)	97
Early debt extinguishment expenses	—	—	—	—	—	—	—	(69)	(23)	(92)
Warrants gains (losses), net	84	(79)	—	—	5	—	—	—	—	—
Total Corporate	(553)	(104)	66	87	(504)	281	(216)	(111)	(70)	(116)

Valuation allowance on tax assets	—	—	(37)	2	(35)	—	—	—	—	—
State tax rate revaluation	—	—	—	—	—	—	55	—	88	143
Income (loss) from continuing operations	(1,634)	(5,246)	(3,070)	(739)	(10,689)	235	(411)	(206)	(87)	(469)
Discontinued operations, net of taxes (a)	—	(1,415)	80	37	(1,298)	(445)	3	(2)	(24)	(468)
Total	$(1,634)	$(6,661)	$(2,990)	$(702)	$(11,987)	$(210)	$(408)	$(208)	$(111)	$(937)
(a) The pre-tax impairment for the second quarter of 2020 was $2.2 billion.

SCHEDULE 3
Occidental Petroleum Corporation
Segment Results Before Tax Allocations
(amounts in millions, except per share and effective tax rate amounts)

	2020					2021
Reported Income (Loss)	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY
Oil & Gas
Domestic	$233	$(6,841)	$(885)	$(1,265)	$(8,758)	$(214)	$367	$1,078	$1,669	$2,900
International	40	(860)	(158)	236	(742)	180	350	420	547	1,497
Exploration	(37)	(33)	(29)	(33)	(132)	(28)	(86)	(31)	(107)	(252)
Total Oil & Gas	236	(7,734)	(1,072)	(1,062)	(9,632)	(62)	631	1,467	2,109	4,145
Chemical	186	108	178	192	664	251	312	407	574	1,544
Midstream & Marketing	(1,287)	(7)	(2,791)	(90)	(4,175)	282	(30)	20	(15)	257
Segment income (loss)	(865)	(7,633)	(3,685)	(960)	(13,143)	471	913	1,894	2,668	5,946
Corporate
Interest	(352)	(310)	(353)	(409)	(1,424)	(395)	(385)	(449)	(385)	(1,614)
Other	(821)	(241)	(20)	(56)	(1,138)	239	(385)	(228)	(253)	(627)
Income (loss) from continuing operations before taxes	(2,038)	(8,184)	(4,058)	(1,425)	(15,705)	315	143	1,217	2,030	3,705
Taxes
Federal and state	90	1,577	511	429	2,607	102	8	(151)	(206)	(247)
International	(65)	(109)	(108)	(153)	(435)	(118)	(51)	(236)	(263)	(668)
Income (loss) from continuing operations	(2,013)	(6,716)	(3,655)	(1,149)	(13,533)	299	100	830	1,561	2,790
Discontinued operations, net of taxes	—	(1,415)	80	37	(1,298)	(445)	3	(2)	(24)	(468)
Net income (loss)	(2,013)	(8,131)	(3,575)	(1,112)	(14,831)	(146)	103	828	1,537	2,322
Less: Preferred stock dividends	(219)	(222)	(203)	(200)	(844)	(200)	(200)	(200)	(200)	(800)
Net income (loss) attributable to common stockholders	$(2,232)	$(8,353)	$(3,778)	$(1,312)	$(15,675)	$(346)	$(97)	$628	$1,337	$1,522
Reported diluted income (loss) per share	$(2.49)	$(9.12)	$(4.07)	$(1.41)	$(17.06)	$(0.36)	$(0.10)	$0.65	$1.37	$1.58
Effective Tax Rate	1%	18%	10%	19%	14%	5%	30%	32%	23%	25%

Items Affecting Comparability	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY
Oil & Gas
Domestic	$553	$(5,450)	$(347)	$(904)	$(6,148)	$(175)	$(161)	$(100)	$(99)	$(535)
International	(264)	(937)	(360)	—	(1,561)	—	—	(12)	55	43
Exploration	—	—	—	—	—	—	—	—	—	—
Total Oil & Gas	289	(6,387)	(707)	(904)	(7,709)	(175)	(161)	(112)	(44)	(492)
Chemical	—	—	—	—	—	—	—	—	—	—
Midstream & Marketing	(1,207)	47	(2,795)	(188)	(4,143)	117	(158)	(11)	(97)	(149)
Segment loss	(918)	(6,340)	(3,502)	(1,092)	(11,852)	(58)	(319)	(123)	(141)	(641)
Corporate
Interest	—	—	—	—	—	—	—	(88)	(30)	(118)
Other	(733)	(110)	83	112	(648)	358	(275)	(55)	(59)	(31)
Income (loss) from continuing operations before taxes	(1,651)	(6,450)	(3,419)	(980)	(12,500)	300	(594)	(266)	(230)	(790)
Taxes
Federal and state	17	1,204	349	241	1,811	(65)	183	60	143	321
International	—	—	—	—	—	—	—	—	—	—
Income (loss) from continuing operations	(1,634)	(5,246)	(3,070)	(739)	(10,689)	235	(411)	(206)	(87)	(469)
Discontinued operations, net of taxes	—	(1,415)	80	37	(1,298)	(445)	3	(2)	(24)	(468)
Net loss	(1,634)	(6,661)	(2,990)	(702)	(11,987)	(210)	(408)	(208)	(111)	(937)
Less: Preferred stock dividends	—	—	—	—	—	—	—	—	—	—
Net loss attributable to common stockholders	$(1,634)	$(6,661)	$(2,990)	$(702)	$(11,987)	$(210)	$(408)	$(208)	$(111)	$(937)

Adjusted Income (Loss) (Non-GAAP) (a)	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY
Oil & Gas
Domestic	$(320)	$(1,391)	$(538)	$(361)	$(2,610)	$(39)	$528	$1,178	$1,768	$3,435
International	304	77	202	236	819	180	350	432	492	1,454
Exploration	(37)	(33)	(29)	(33)	(132)	(28)	(86)	(31)	(107)	(252)
Total Oil & Gas	(53)	(1,347)	(365)	(158)	(1,923)	113	792	1,579	2,153	4,637
Chemical	186	108	178	192	664	251	312	407	574	1,544
Midstream & Marketing	(80)	(54)	4	98	(32)	165	128	31	82	406
Adjusted segment income (loss)	53	(1,293)	(183)	132	(1,291)	529	1,232	2,017	2,809	6,587
Corporate
Interest	(352)	(310)	(353)	(409)	(1,424)	(395)	(385)	(361)	(355)	(1,496)
Other	(88)	(131)	(103)	(168)	(490)	(119)	(110)	(173)	(194)	(596)
Adjusted income (loss) from continuing operations before taxes	(387)	(1,734)	(639)	(445)	(3,205)	15	737	1,483	2,260	4,495
Taxes
Federal and state	73	373	162	188	796	167	(175)	(211)	(349)	(568)
International	(65)	(109)	(108)	(153)	(435)	(118)	(51)	(236)	(263)	(668)
Adjusted income (loss)	(379)	(1,470)	(585)	(410)	(2,844)	64	511	1,036	1,648	3,259
Less: Preferred stock dividends	(219)	(222)	(203)	(200)	(844)	(200)	(200)	(200)	(200)	(800)
Adjusted income (loss) attributable to common stockholders	$(598)	$(1,692)	$(788)	$(610)	$(3,688)	$(136)	$311	$836	$1,448	$2,459
Adjusted diluted earnings (loss) per share (Non-GAAP)	$(0.67)	$(1.85)	$(0.85)	$(0.65)	$(4.01)	$(0.15)	$0.32	$0.87	$1.48	$2.55
Effective Tax Rate	2%	15%	8%	8%	11%	(327)%	31%	30%	27%	27%
(a) Non-GAAP Measure Adjusted income is a non-GAAP measure. Occidental defines adjusted income as net income excluding the effects of significant transactions and events that affect earnings but vary widely and unpredictably in nature, timing and amount. These events may recur, even across successive reporting periods. This non-GAAP measure is not meant to disassociate those items from management’s performance, but rather is meant to provide useful information to investors interested in comparing Occidental’s earnings performance between periods. Reported net income is considered representative of management’s performance over the long term, and adjusted income is not considered to be an alternative to net income reported in accordance with GAAP.

SCHEDULE 4
Occidental Petroleum Corporation
Segment Results After Tax Allocations
(Amounts in millions, except per share and effective tax rate amounts)

	2020					2021
Reported Income (Loss)	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY
Oil & Gas
Domestic	$182	$(5,336)	$(690)	$(987)	$(6,831)	$(167)	$286	$841	$1,302	$2,262
International	(85)	(926)	(233)	98	(1,146)	69	193	252	339	853
Exploration	(32)	(26)	(26)	(29)	(113)	(23)	(72)	(26)	(96)	(217)
Total Oil & Gas	65	(6,288)	(949)	(918)	(8,090)	(121)	407	1,067	1,545	2,898
Chemical	142	82	137	146	507	193	240	314	440	1,187
Midstream & Marketing	(1,306)	2	(2,455)	(64)	(3,823)	251	(3)	35	5	288
Segment income (loss)	(1,099)	(6,204)	(3,267)	(836)	(11,406)	323	644	1,416	1,990	4,373
Corporate
Interest	(352)	(310)	(353)	(409)	(1,424)	(395)	(385)	(449)	(385)	(1,614)
Other	(641)	(235)	(20)	(56)	(952)	162	(271)	(228)	(253)	(590)
Taxes	79	33	(15)	152	249	209	112	91	209	621
Income (loss) from continuing operations	(2,013)	(6,716)	(3,655)	(1,149)	(13,533)	299	100	830	1,561	2,790
Discontinued operations, net of taxes	—	(1,415)	80	37	(1,298)	(445)	3	(2)	(24)	(468)
Net income (loss)	(2,013)	(8,131)	(3,575)	(1,112)	(14,831)	(146)	103	828	1,537	2,322
Less: Preferred stock dividends	(219)	(222)	(203)	(200)	(844)	(200)	(200)	(200)	(200)	(800)
Net income (loss) attributable to common stockholders	$(2,232)	$(8,353)	$(3,778)	$(1,312)	$(15,675)	$(346)	$(97)	$628	$1,337	$1,522

Reported diluted income (loss) per share	$(2.49)	$(9.12)	$(4.07)	$(1.41)	$(17.06)	$(0.36)	$(0.10)	$0.65	$1.37	$1.58

Items Affecting Comparability	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY
Oil & Gas
Domestic	$431	$(4,241)	$(272)	$(704)	$(4,786)	$(137)	$(126)	$(76)	$(82)	$(421)
International	(264)	(937)	(360)	—	(1,561)	—	—	(12)	55	43
Exploration	—	—	—	—	—	—	—	—	—	—
Total Oil & Gas	167	(5,178)	(632)	(704)	(6,347)	(137)	(126)	(88)	(27)	(378)
Chemical	—	—	—	—	—	—	—	—	—	—
Midstream & Marketing	(1,248)	36	(2,467)	(124)	(3,803)	91	(124)	(7)	(78)	(118)
Segment loss	(1,081)	(5,142)	(3,099)	(828)	(10,150)	(46)	(250)	(95)	(105)	(496)
Corporate
Interest	—	—	—	—	—	—	—	(69)	(23)	(92)
Other	(553)	(104)	66	87	(504)	281	(216)	(42)	(47)	(24)
Taxes	—	—	(37)	2	(35)	—	55	—	88	143
Income (loss) from continuing operations	(1,634)	(5,246)	(3,070)	(739)	(10,689)	235	(411)	(206)	(87)	(469)
Discontinued operations, net of taxes	—	(1,415)	80	37	(1,298)	(445)	3	(2)	(24)	(468)
Net loss	(1,634)	(6,661)	(2,990)	(702)	(11,987)	(210)	(408)	(208)	(111)	(937)
Less: Preferred stock dividends	—	—	—	—	—	—	—	—	—	—
Net loss attributable to common stockholders	$(1,634)	$(6,661)	$(2,990)	$(702)	$(11,987)	$(210)	$(408)	$(208)	$(111)	$(937)

Adjusted Income (Loss) (Non-GAAP)	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY
Oil & Gas
Domestic	$(249)	$(1,095)	$(418)	$(283)	$(2,045)	$(30)	$412	$917	$1,384	$2,683
International	179	11	127	98	415	69	193	264	284	810
Exploration	(32)	(26)	(26)	(29)	(113)	(23)	(72)	(26)	(96)	(217)
Total Oil & Gas	(102)	(1,110)	(317)	(214)	(1,743)	16	533	1,155	1,572	3,276
Chemical	142	82	137	146	507	193	240	314	440	1,187
Midstream & Marketing	(58)	(34)	12	60	(20)	160	121	42	83	406
Segment income	(18)	(1,062)	(168)	(8)	(1,256)	369	894	1,511	2,095	4,869
Corporate
Interest	(352)	(310)	(353)	(409)	(1,424)	(395)	(385)	(380)	(362)	(1,522)
Other	(88)	(131)	(86)	(143)	(448)	(119)	(55)	(186)	(206)	(566)
Taxes	79	33	22	150	284	209	57	91	121	478
Income (loss) from continuing operations	(379)	(1,470)	(585)	(410)	(2,844)	64	511	1,036	1,648	3,259
Less: Preferred stock dividends	(219)	(222)	(203)	(200)	(844)	(200)	(200)	(200)	(200)	(800)
Adjusted income (loss) attributable to common stockholders	$(598)	$(1,692)	$(788)	$(610)	$(3,688)	$(136)	$311	$836	$1,448	$2,459

Adjusted diluted earnings (loss) per share (Non-GAAP)	$(0.67)	$(1.85)	$(0.85)	$(0.65)	$(4.01)	$(0.15)	$0.32	$0.87	$1.48	$2.55

Reconciliation - Diluted Earnings (Loss) Per Share (a)
Reported Diluted Earnings (Loss) Per Share (GAAP)	$(2.49)	$(9.12)	$(4.07)	$(1.41)	$(17.06)	$(0.36)	$(0.10)	$0.65	$1.37	$1.58
After-Tax Adjustments for Items Affecting Comparability
Oil & Gas
Domestic	$0.48	$(4.63)	$(0.30)	$(0.76)	$(5.21)	$(0.14)	$(0.13)	$(0.08)	$(0.08)	$(0.43)
International	(0.29)	(1.02)	(0.39)	—	(1.70)	—	—	(0.01)	0.06	0.04
Exploration	—	—	—	—	—	—	—	—	—	—
Chemical	—	—	—	—	—	—	—	—	—	—
Midstream & Marketing	(1.39)	0.04	(2.65)	(0.13)	(4.14)	0.10	(0.13)	(0.01)	(0.08)	(0.12)
Corporate
Interest	—	—	—	—	—	—	—	(0.07)	(0.02)	(0.09)
Other	(0.62)	(0.11)	0.07	0.09	(0.55)	0.30	(0.22)	(0.04)	(0.06)	(0.03)
Taxes	—	—	(0.04)	—	(0.04)	—	0.06	—	0.09	0.15
Discontinued Operations	—	(1.55)	0.09	0.04	(1.41)	(0.47)	—	(0.01)	(0.02)	(0.49)
Total After-Tax Adjustments for Items Affecting Comparability	$(1.82)	$(7.27)	$(3.22)	$(0.76)	$(13.05)	$(0.21)	$(0.42)	$(0.22)	$(0.11)	$(0.97)

Adjusted Diluted Earnings (Loss) Per Share (Non-GAAP)	$(0.67)	$(1.85)	$(0.85)	$(0.65)	$(4.01)	$(0.15)	$0.32	$0.87	$1.48	$2.55

Average Diluted Shares Outstanding - Reported (millions)	896.7	915.5	929.3	933.0	918.7	947.9	934.2	957.7	972.7	958.8
(a) The adjusted diluted EPS (Non-GAAP) calculations include the dilutive effect of potential common stocks since Occidental generated adjusted income for the three and six months ended June 30, 2021. For the three and six months ended June 30, 2021, dilutive securities for adjusted diluted EPS were 22.6 million and 18.6 million, respectively, resulting in total dilutive weighted-average shares of 956.8 million and 952.4 million shares, respectively. The reported EPS (GAAP) calculations do not include dilutive effect of potential common stocks as their effect is anti-dilutive since Occidental generated net losses from continuing operations.

SCHEDULE 5
Occidental Petroleum Corporation
Consolidated Condensed Statements of Operations
(amounts in millions, except per-share amounts)

	2020					2021
	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY
REVENUES AND OTHER INCOME
Net sales
Oil & Gas	$5,060	$2,040	$2,989	$2,977	$13,066	$3,664	$4,505	$4,955	$5,817	$18,941
Chemical	962	846	937	988	3,733	1,088	1,187	1,396	1,575	5,246
Midstream & Marketing	790	204	364	410	1,768	807	497	702	857	2,863
Eliminations	(199)	(162)	(182)	(215)	(758)	(266)	(231)	(261)	(336)	(1,094)
Total	6,613	2,928	4,108	4,160	17,809	5,293	5,958	6,792	7,913	25,956
Interest, dividends and other income	34	33	21	30	118	75	49	18	24	166
Gains (losses) on sale of assets, net	7	15	(846)	(842)	(1,666)	111	3	5	73	192
Total	6,654	2,976	3,283	3,348	16,261	5,479	6,010	6,815	8,010	26,314

COSTS AND OTHER DEDUCTIONS
Oil and gas operating expense	1,069	631	656	709	3,065	776	712	829	843	3,160
Transportation and gathering expense	565	367	343	325	1,600	329	364	360	366	1,419
Chemical and midstream costs of sales	612	577	618	601	2,408	594	676	731	771	2,772
Purchased commodities	393	214	333	455	1,395	558	487	588	675	2,308
Selling, general and administrative	264	225	166	209	864	166	177	240	280	863
Other operating and non-operating expense	197	114	231	342	884	258	248	256	303	1,065
Taxes other than on income	225	68	180	149	622	210	244	289	262	1,005
Depreciation, depletion and amortization	2,309	2,119	1,915	1,754	8,097	2,194	2,371	1,916	1,966	8,447
Asset impairments and other charges	1,803	6,470	2,723	87	11,083	135	21	17	131	304
Anadarko acquisition-related costs	148	149	5	37	339	41	52	29	31	153
Exploration expense	37	33	29	33	132	28	86	31	107	252
Interest and debt expense, net	352	310	353	409	1,424	395	385	449	385	1,614
Total	7,974	11,277	7,552	5,110	31,913	5,684	5,823	5,735	6,120	23,362
INCOME (LOSS) BEFORE INCOME TAXES AND OTHER ITEMS	(1,320)	(8,301)	(4,269)	(1,762)	(15,652)	(205)	187	1,080	1,890	2,952
OTHER ITEMS
Gains (losses) on interest rate swaps and warrants, net	(585)	(76)	88	150	(423)	399	(223)	(26)	(28)	122
Income (loss) from equity investments	(133)	193	123	187	370	121	179	163	168	631
Total	(718)	117	211	337	(53)	520	(44)	137	140	753
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(2,038)	(8,184)	(4,058)	(1,425)	(15,705)	315	143	1,217	2,030	3,705
Income tax benefit (expense)	25	1,468	403	276	2,172	(16)	(43)	(387)	(469)	(915)
INCOME (LOSS) FROM CONTINUING OPERATIONS	(2,013)	(6,716)	(3,655)	(1,149)	(13,533)	299	100	830	1,561	2,790
Discontinued operations, net of taxes	—	(1,415)	80	37	(1,298)	(445)	3	(2)	(24)	(468)
NET INCOME (LOSS)	(2,013)	(8,131)	(3,575)	(1,112)	(14,831)	(146)	103	828	1,537	2,322
Less: Preferred stock dividend	(219)	(222)	(203)	(200)	(844)	(200)	(200)	(200)	(200)	(800)
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(2,232)	$(8,353)	$(3,778)	$(1,312)	$(15,675)	$(346)	$(97)	$628	$1,337	$1,522

EARNINGS PER SHARE
BASIC EARNINGS PER COMMON SHARE
Income (loss) from continuing operations	$(2.49)	$(7.58)	$(4.16)	$(1.45)	$(15.65)	$0.11	$(0.11)	$0.67	$1.44	$2.12
Discontinued operations, net	—	(1.54)	0.09	0.04	(1.41)	(0.48)	0.01	—	(0.02)	(0.50)
BASIC EARNINGS PER COMMON SHARE	$(2.49)	$(9.12)	$(4.07)	$(1.41)	$(17.06)	$(0.37)	$(0.10)	$0.67	$1.42	$1.62

DILUTED EARNINGS PER COMMON SHARE	$(2.49)	$(9.12)	$(4.07)	$(1.41)	$(17.06)	$(0.36)	$(0.10)	$0.65	$1.37	$1.58

DIVIDENDS PER COMMON SHARE	$0.79	$0.01	$0.01	$0.01	$0.82	$0.01	$0.01	$0.01	$0.01	$0.04

AVERAGE COMMON SHARES OUTSTANDING
BASIC	896.7	915.5	929.3	933.0	918.7	933.1	934.2	935.4	936.5	935.0
DILUTED	896.7	915.5	929.3	933.0	918.7	947.9	934.2	957.7	972.7	958.8

SCHEDULE 6
Occidental Petroleum Corporation
Consolidated Condensed Balance Sheets
(amounts in millions)

	2020				2021
	MAR	JUN	SEP	DEC	MAR	JUN	SEP	DEC
CURRENT ASSETS
Cash and cash equivalents	$2,021	$1,011	$1,896	$2,008	$2,270	$4,569	$2,059	$2,764
Restricted cash and restricted cash equivalents	269	124	51	170	183	180	220	24
Trade receivables, net	2,458	2,359	2,083	2,115	3,046	3,288	3,477	4,208
Inventories	1,567	1,477	1,660	1,898	2,173	1,837	1,773	1,846
Assets held for sale	3,606	1,412	3,559	1,433	1,249	1,774	1,098	72
Other current assets	2,398	2,054	1,445	1,195	1,153	1,196	1,272	1,297
Total current assets	12,319	8,437	10,694	8,819	10,074	12,844	9,899	10,211

INVESTMENTS IN UNCONSOLIDATED ENTITIES	6,050	6,128	3,125	3,250	3,170	3,249	3,266	2,938

PROPERTY, PLANT AND EQUIPMENT
Gross property, plant and equipment	125,388	125,523	120,459	118,964	119,278	116,566	117,192	118,157
Accumulated depreciation, depletion and amortization	(44,615)	(52,919)	(52,038)	(53,075)	(55,205)	(54,720)	(56,548)	(58,227)
Net property, plant and equipment	80,773	72,604	68,421	65,889	64,073	61,846	60,644	59,930

OPERATING LEASE ASSETS	1,216	1,129	1,196	1,062	949	860	804	726
LONG-TERM RECEIVABLES AND OTHER ASSETS, NET	1,285	1,154	998	1,044	1,089	1,138	1,145	1,231
TOTAL ASSETS	$101,643	$89,452	$84,434	$80,064	$79,355	$79,937	$75,758	$75,036

CURRENT LIABILITIES
Current maturities of long-term debt	$2,464	$2,460	$2,558	$440	$559	$651	$780	$186
Current operating lease liabilities	461	420	459	473	369	331	265	186
Accounts payable	3,888	3,034	2,682	2,987	3,416	3,544	3,713	3,899
Accrued liabilities	3,504	3,215	3,470	3,570	3,566	4,325	3,654	4,046
Liabilities of assets held for sale	1,589	790	1,331	753	721	735	714	7
Total current liabilities	11,906	9,919	10,500	8,223	8,631	9,586	9,126	8,324

LONG-TERM DEBT, NET	36,058	36,034	35,899	35,745	35,466	35,352	30,915	29,431

DEFERRED CREDITS AND OTHER LIABILITIES
Deferred income taxes,net	9,403	7,887	7,508	7,113	6,941	6,808	6,825	7,039
Asset retirement obligations	4,454	4,316	4,135	3,977	4,030	3,949	3,942	3,687
Pension and postretirement obligations	1,983	1,816	1,728	1,763	1,553	1,551	1,595	1,540
Environmental remediation liabilities	1,017	1,000	975	1,028	1,029	1,020	1,000	944
Operating lease liabilities	784	740	786	641	628	583	593	585
Other	4,743	4,394	3,043	3,001	2,777	2,844	2,889	3,159
Total deferred credits and other liabilities	22,384	20,153	18,175	17,523	16,958	16,755	16,844	16,954
EQUITY
Preferred stock, $1.00 per share par value	9,762	9,762	9,762	9,762	9,762	9,762	9,762	9,762
Common stock, $0.20 per share par value	210	213	216	216	217	217	217	217
Treasury stock	(10,653)	(10,657)	(10,657)	(10,665)	(10,668)	(10,668)	(10,668)	(10,673)
Additional paid-in capital	15,081	16,235	16,505	16,552	16,585	16,638	16,692	16,749
Retained earnings	17,229	8,105	4,317	2,996	2,639	2,533	3,152	4,480
Accumulated other comprehensive loss	(334)	(312)	(283)	(288)	(235)	(238)	(282)	(208)
Total equity	31,295	23,346	19,860	18,573	18,300	18,244	18,873	20,327

TOTAL LIABILITIES AND EQUITY	$101,643	$89,452	$84,434	$80,064	$79,355	$79,937	$75,758	$75,036

SCHEDULE 7
Occidental Petroleum Corporation
Consolidated Condensed Statements of Cash Flows and Detail of CAPEX and DD&A
(amounts in millions)

	2020					2021
	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY
OPERATING CASH FLOW FROM CONTINUING OPERATIONS
Net income (loss)	$(2,013)	$(8,131)	$(3,575)	$(1,112)	$(14,831)	$(146)	$103	$828	$1,537	$2,322
Depreciation, depletion and amortization (see detail below)	2,309	2,119	1,915	1,754	8,097	2,194	2,371	1,916	1,966	8,447
Deferred income tax provision (benefit)	(218)	(1,525)	(374)	(400)	(2,517)	(81)	(131)	20	238	46
Asset impairments and other non-cash charges, net	1,406	8,124	3,678	1,163	14,371	168	367	203	126	864
Operating cash flow from continuing operations before working capital (NON-GAAP) (see below) (a)	1,484	587	1,644	1,405	5,120	2,135	2,710	2,967	3,867	11,679
Working capital changes	(189)	(222)	(829)	(38)	(1,278)	(1,347)	614	(57)	(636)	(1,426)
Operating cash flow from continuing operations (GAAP)	1,295	365	815	1,367	3,842	788	3,324	2,910	3,231	10,253

INVESTING CASH FLOW FROM CONTINUING OPERATIONS
Capital expenditures (see detail below)	(1,300)	(375)	(246)	(614)	(2,535)	(579)	(698)	(656)	(937)	(2,870)
Payments for purchases of assets and businesses	(35)	(13)	(54)	(12)	(114)	(105)	(8)	(9)	(309)	(431)
Sales of assets, net	112	69	12	2,088	2,281	496	7	502	619	1,624
Changes in capital accrual	(435)	(307)	17	206	(519)	(75)	(19)	11	180	97
Other investing activities	142	61	(15)	(79)	109	(10)	(17)	6	427	406
Investing cash flow from continuing operations	(1,516)	(565)	(286)	1,589	(778)	(273)	(735)	(146)	(20)	(1,174)

FINANCING CASH FLOW FROM CONTINUING OPERATIONS
Cash dividends paid	(913)	(714)	(7)	(211)	(1,845)	(211)	(209)	(210)	(209)	(839)
Purchases of treasury stock	—	—	(4)	(8)	(12)	(3)	—	—	(5)	(8)
Proceeds from debt	—	—	4,956	1,980	6,936	—	—	—	—	—
Payments of debt	—	—	(4,615)	(4,301)	(8,916)	(174)	—	(4,381)	(2,279)	(6,834)
Other financing activities	(106)	(217)	(27)	(321)	(671)	36	(50)	(831)	(38)	(883)
Financing cash flow from continuing operations	(1,019)	(931)	303	(2,861)	(4,508)	(352)	(259)	(5,422)	(2,531)	(8,564)

Cash Flow From Discontinued Operations	30	(20)	29	25	64	111	(32)	186	(171)	94

Increase (decrease) in cash and cash equivalents and restricted cash and restricted cash equivalents	(1,210)	(1,151)	861	120	(1,380)	274	2,298	(2,472)	509	609
Cash and cash equivalents and restricted cash and restricted cash equivalents - beginning of period	3,574	2,364	1,213	2,074	3,574	2,194	2,468	4,766	2,294	2,194
Cash and cash equivalents and restricted cash and cash equivalents - end of period	$2,364	$1,213	$2,074	$2,194	$2,194	$2,468	$4,766	$2,294	$2,803	$2,803

Capital Expenditures	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY
Oil & Gas	(1,244)	(317)	(186)	(461)	(2,208)	(513)	(599)	(561)	(736)	(2,409)
Chemical	(41)	(41)	(55)	(118)	(255)	(47)	(67)	(60)	(134)	(308)
Midstream & Marketing	(13)	(16)	(2)	(19)	(50)	(17)	(24)	(26)	(39)	(106)
Corporate	(2)	(1)	(3)	(16)	(22)	(2)	(8)	(9)	(28)	(47)
Total Capital Expenditures	$(1,300)	$(375)	$(246)	$(614)	$(2,535)	$(579)	$(698)	$(656)	$(937)	$(2,870)

Depreciation, Depletion and Amortization	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY
Oil & Gas
United States	$1,881	$1,764	$1,563	$1,403	$6,611	$1,852	$2,024	$1,561	$1,616	$7,053
International	242	206	182	173	803	166	174	173	174	687
Chemical	90	86	90	90	356	84	84	91	85	344
Midstream & Marketing	80	74	78	80	312	82	80	81	82	325
Corporate	16	(11)	2	8	15	10	9	10	9	38
Total Depreciation, Depletion and Amortization	$2,309	$2,119	$1,915	$1,754	$8,097	$2,194	$2,371	$1,916	$1,966	$8,447

Free Cash Flow (Non-GAAP) (a)	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY
Operating cash flow from continuing operations (GAAP)	$1,295	$365	$815	$1,367	$3,842	$788	$3,324	$2,910	$3,231	$10,253
Plus: Working capital and other, net	189	222	829	38	1,278	1,347	(614)	57	636	1,426
Operating cash flow from continuing operations before working capital (Non-GAAP)	1,484	587	1,644	1,405	5,120	2,135	2,710	2,967	3,867	11,679
Less: Capital Expenditures (GAAP)	(1,300)	(375)	(246)	(614)	(2,535)	(579)	(698)	(656)	(937)	(2,870)
Free Cash Flow (Non-GAAP)	$184	$212	$1,398	$791	$2,585	$1,556	$2,012	$2,311	$2,930	$8,809

(a) Non-GAAP Measures. Operating cash flow before working capital and free cash flow are non-GAAP measures. Occidental defines operating cash flow before working capital as operating cash from continuing operations less working capital and free cash flow as operating cash flow before working capital less capital expenditures. These non-GAAP measures are not meant to disassociate those items from management's performance, but rather are meant to provide useful information to investors interested in comparing Occidental's performance between periods. Reported operating cash flow from continuing operations is considered representative of management's performance over the long term, and operating cash flow before working capital and free cash flow are not considered to be alternatives to reported operating cash flow in accordance with GAAP.

SCHEDULE 8
Occidental Petroleum Corporation
Oil & Gas Net Production Volumes Per Day by Geographical Locations
TOTAL REPORTED PRODUCTION

	2020					2021
REPORTED NET MBOED VOLUMES PER DAY:	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY
United States
Permian	625	606	554	517	575	457	504	499	490	487
Rockies & Other Domestic	387	368	297	278	332	296	308	292	313	302
Gulf of Mexico	163	142	109	105	130	151	149	127	149	144
Total	1,175	1,116	960	900	1,037	904	961	918	952	933

International
Algeria & Other International	55	41	42	39	45	39	43	46	48	44
Al Hosn	77	80	76	79	78	57	81	83	81	76
Dolphin	40	49	46	43	44	38	42	40	38	40
Oman	90	87	80	82	85	79	76	73	70	74
Total	262	257	244	243	252	213	242	242	237	234

TOTAL CONTINUING OPERATIONS PRODUCTION	1,437	1,373	1,204	1,143	1,289	1,117	1,203	1,160	1,189	1,167

OPERATIONS EXITED OR EXITING	60	61	61	52	58	22	22	16	3	16

TOTAL REPORTED PRODUCTION	1,497	1,434	1,265	1,195	1,347	1,139	1,225	1,176	1,192	1,183

REPORTED NET PRODUCTION
VOLUMES PER DAY BY COMMODITY:
United States
Oil (Mbbl)
Permian	388	363	324	303	343	271	297	292	284	286
Rockies & Other Domestic	138	122	93	85	109	92	96	85	99	93
Gulf of Mexico	136	118	91	89	109	125	124	106	123	119
Total	662	603	508	477	561	488	517	483	506	498
NGL (Mbbl)
Permian	131	135	126	117	129	97	113	116	114	110
Rockies & Other Domestic	87	85	78	84	83	92	100	94	100	97
Gulf of Mexico	12	10	8	7	9	11	11	9	11	10
Total	230	230	212	208	221	200	224	219	225	217
Natural Gas (MMCF)
Permian	633	647	625	579	620	531	563	548	551	548
Rockies & Other Domestic	972	967	757	656	838	673	674	675	684	676
Gulf of Mexico	90	83	57	54	71	90	85	72	88	84
Total	1,695	1,697	1,439	1,289	1,529	1,294	1,322	1,295	1,323	1,308

International
Oil (MBBL)
Algeria and Other International	50	37	38	37	41	36	39	42	43	40
Al Hosn	13	14	13	14	14	10	14	14	14	13
Dolphin	6	8	8	7	7	6	7	6	6	7
Oman	67	65	61	66	65	64	62	61	58	61
Total	136	124	120	124	127	116	122	123	121	121
NGL (Mbbl)
Algeria and Other International	4	3	3	1	3	2	3	3	4	3
Al Hosn	25	25	24	25	24	18	25	26	25	24
Dolphin	8	10	9	8	9	8	8	8	8	8
Total	37	38	36	34	36	28	36	37	37	35
Natural Gas (MMCF)
Algeria and Other International	8	7	7	7	7	7	7	7	7	7
Al Hosn	234	244	233	240	238	174	252	255	253	234
Dolphin	155	188	176	167	170	146	160	154	146	150
Oman	139	132	111	98	120	89	83	77	69	80
Total	536	571	527	512	535	416	502	493	475	471

SCHEDULE 9
Occidental Petroleum Corporation
Oil & Gas Net Sales Volumes Per Day and Realized Prices by Geographical Locations

	2020					2021
NET SALES MBOE VOLUMES PER DAY:	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY

United States	1,175	1,116	960	900	1,037	904	961	918	952	933

International
Algeria and Other International	51	51	32	51	46	36	39	45	52	43
Al Hosn	77	80	76	79	78	57	81	82	81	76
Dolphin	40	49	46	43	45	37	42	40	38	40
Oman	89	90	78	85	85	79	76	73	70	74
Total	257	270	232	258	254	209	238	240	241	233

TOTAL CONTINUING OPERATIONS SALES	1,432	1,386	1,192	1,158	1,291	1,113	1,199	1,158	1,193	1,166

OPERATIONS EXITED OR EXITING	63	58	64	54	60	28	9	36	—	18

TOTAL REPORTED SALES	1,495	1,444	1,256	1,212	1,351	1,141	1,208	1,194	1,193	1,184

REALIZED PRICES
United States
Oil ($/BBL)	$45.71	$21.27	$38.22	$40.54	$36.39	$56.18	$64.39	$68.76	$75.78	$66.39
NGL ($/BBL)	$11.98	$7.22	$14.62	$14.50	$11.98	$23.62	$25.33	$35.20	$37.43	$30.62
Natural Gas ($/MCF)	$1.18	$0.90	$1.18	$1.55	$1.18	$2.56	$2.59	$3.35	$4.64	$3.30

International
Oil ($/BBL)	$53.24	$31.42	$39.86	$41.52	$41.50	$53.39	$63.26	$68.65	$73.79	$65.08
NGL ($/BBL)	$20.32	$11.23	$16.24	$17.51	$16.22	$22.11	$23.36	$26.85	$30.95	$26.13
Natural Gas ($/MCF)	$1.73	$1.67	$1.64	$1.62	$1.67	$1.70	$1.68	$1.68	$1.70	$1.69

Total Worldwide
Oil ($/BBL)	$46.96	$23.14	$38.51	$40.76	$37.34	$55.65	$64.18	$68.74	$75.39	$66.14
NGL ($/BBL)	$13.09	$7.79	$14.85	$14.95	$12.58	$23.44	$25.06	$34.01	$36.52	$30.01
Natural Gas ($/MCF)	$1.31	$1.10	$1.31	$1.57	$1.31	$2.36	$2.34	$2.89	$3.86	$2.87

Index Prices
WTI Oil ($/BBL)	$46.17	$27.85	$40.93	$42.66	$39.40	$57.84	$66.07	$70.56	$77.19	$67.91
Brent Oil ($/BBL)	$50.95	$33.26	$43.37	$45.24	$43.21	$61.10	$69.02	$73.23	$79.76	$70.78
NYMEX Natural Gas ($/MCF)	$2.05	$1.77	$1.94	$2.66	$2.11	$2.72	$2.76	$3.71	$5.27	$3.61

Percentage of Index Prices
Worldwide oil as a percentage of WTI	102%	83%	94%	96%	95%	96%	97%	97%	98%	97%
Worldwide oil as a percentage of Brent	92%	70%	89%	90%	86%	91%	93%	94%	95%	93%
Worldwide NGL as a percentage of WTI	28%	28%	36%	35%	32%	41%	38%	48%	47%	44%
Worldwide NGL as a percentage of Brent	26%	23%	34%	33%	29%	38%	36%	46%	46%	42%
Domestic gas as a percentage of NYMEX	58%	51%	61%	58%	56%	94%	94%	90%	88%	91%

SCHEDULE 10
Occidental Petroleum Corporation
Oil & Gas Metrics

	2020					2021
	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY	Qtr 1	Qtr 2	Qtr 3	Qtr 4	TY

Lease operating expenses ($/BOE)
United States	$6.70	$4.69	$5.38	$6.05	$5.71	$7.20	$6.00	$7.37	$6.96	$6.87
International	$10.18	$7.42	$8.40	$9.20	$8.80	$11.83	$9.81	$9.53	$10.64	$10.41
Total Oil and Gas	$7.39	$5.27	$6.04	$6.80	$6.38	$8.07	$6.76	$7.82	$7.70	$7.58

Transportation costs ($/BOE)
United States	$4.21	$3.41	$3.66	$3.70	$3.75	$3.81	$3.96	$3.71	$3.85	$3.83
Total Oil and Gas	$3.52	$2.83	$3.02	$2.95	$3.09	$3.24	$3.31	$3.10	$3.23	$3.22

Taxes other than on income ($/BOE)
United States	$1.65	$0.63	$1.70	$1.36	$1.32	$2.11	$2.24	$2.72	$2.15	$2.30
Total Oil and Gas	$1.66	$0.54	$1.56	$1.35	$1.27	$2.06	$2.21	$2.68	$2.39	$2.34

DD&A expense ($/BOE)
United States	$17.72	$17.23	$17.73	$16.91	$17.41	$22.77	$23.16	$18.50	$18.45	$20.70
International	$9.13	$7.52	$7.40	$6.57	$7.66	$8.82	$7.98	$7.83	$7.89	$8.10
Total Oil and Gas	$16.01	$15.17	$15.48	$14.42	$15.31	$20.14	$20.14	$16.29	$16.32	$18.19

G&A and other operating expenses ($/BOE)	$2.34	$2.14	$2.33	$2.98	$2.44	$2.41	$2.37	$2.47	$2.82	$2.52

O&G MTM (Gain) Loss - Collars, Calls and CO2 ($ millions)	$(870)	$(54)	$(135)	$(31)	$(1,090)	$40	$139	$97	$4	$280

Exploration Expense ($ millions)
United States	$16	$22	$23	$7	$68	$22	$64	$24	$48	$158
International	21	11	6	26	64	6	22	7	59	94
Total Exploration Expense	$37	$33	$29	$33	$132	$28	$86	$31	$107	$252

Capital Expenditures ($ millions)
Permian	$(696)	$(122)	$(65)	$(159)	$(1,042)	$(223)	$(277)	$(257)	$(331)	$(1,088)
Rockies & Other Domestic	(194)	(20)	(25)	(109)	(348)	(122)	(112)	(108)	(109)	(451)
Gulf of Mexico	(102)	(40)	(21)	(82)	(245)	(73)	(66)	(66)	(103)	(308)
International	(152)	(107)	(77)	(108)	(444)	(84)	(88)	(103)	(124)	(399)
Exploration Drilling	(100)	(28)	2	(3)	(129)	(11)	(56)	(27)	(69)	(163)
Total Oil and Gas	$(1,244)	$(317)	$(186)	$(461)	$(2,208)	$(513)	$(599)	$(561)	$(736)	$(2,409)

SCHEDULE 11
Occidental Petroleum Corporation
Reserves Replacement and Multi-Year Data - Worldwide

WORLDWIDE		2021	5-Year Avg
Reserves Replacement (MMBOE)
Revisions
Infill		208	41
Other Revisions	(A)	621	26
Improved Recovery		20	200
Extensions and Discoveries		145	48
Total Organic	(B)	994	315
Organic Excluding Other Revisions	(C)=(B)-(A)	373	289

Purchases		44	321
Sales	(D)	(11)	(74)
Total Reserve Additions	(E)	1,027	562

Production	(F)	426	352

Costs Incurred ($ millions)
Property acquisition costs	(G)	$430	$10,111

Exploration costs		290	309
Development costs		2,115	3,237
Total Organic Costs	(H)	2,405	3,546

Total Costs Incurred	(I)=(G)+(H)	$2,835	$13,657

Finding & Development Cost per BOE ($/BOE) - Non-GAAP
Organic	(H)/(B)	$2.42	$11.26
Program Additions	(H)/(C)	$6.45	$12.27
All-In	(I)/[(E)-(D)]	$2.73	$21.47

Reserves Replacement Ratio - Non-GAAP
Organic	(B)/(F)	233%	89%
All-In	(E)/(F)	241%	160%

Non-GAAP Measures
Finding and development cost (F&D Cost) and reserves replacement ratio are non-GAAP measures that Occidental believes are widely used in our industry, as well as by analysts and investors, to measure and evaluate the cost of replacing annual production and adding proved reserves. Occidental’s definitions of these non-GAAP measures may differ from similarly titled measures provided by other companies and as a result may not be comparable.
F&D Cost – All-In is calculated by dividing total costs incurred for the year as defined by GAAP by the sum of proved reserve revisions, improved recovery, extensions and discoveries and purchases of minerals in place for the year. F&D Cost – Organic is F&D Cost – All-In excluding both the property acquisition costs and purchases of minerals in place, and F&D – Program Additions further excludes other revisions that are not infills. Reserves
Replacement – All-In is calculated by dividing the sum of proved reserve revisions, improved recovery, extensions and discoveries and purchases and sales of minerals in place for the year by current year production. Reserves
Replacement – Organic is Reserves Replacement – All-In, excluding purchases and sales of minerals in place for the year.

SCHEDULE 12
Occidental Petroleum Corporation
Reserves Replacement and Multi-Year Data - United States Only

UNITED STATES		2021	5-Year Avg
Reserves Replacement (MMBOE)
Revisions
Infill		206	41
Other Revisions	(A)	615	(2)
Improved Recovery		7	158
Extensions and Discoveries		144	44
Total Organic	(B)	972	241
Organic Excluding Other Revisions	(C)=(B)-(A)	357	243

Purchases		44	302
Sales	(D)	(11)	(48)
Total Reserve Additions	(E)	1,005	495

Production	(F)	341	246

Costs Incurred ($ millions)
Property acquisition costs	(G)	$429	$10,094

Exploration costs		147	186
Development costs		1,749	2,588
Total Organic Costs	(H)	1,896	2,774

Total Costs Incurred	(I)=(G)+(H)	$2,325	$12,868

Finding & Development Cost per BOE ($/BOE) - Non-GAAP
Organic	(H)/(B)	$1.95	$11.51
Program Additions	(H)/(C)	$5.31	$11.42
All-In	(I)/[(E)-(D)]	$2.29	$23.70

Reserves Replacement Ratio - Non-GAAP
Organic	(B)/(F)	285%	98%
All-In	(E)/(F)	295%	201%

Non-GAAP Measures
Finding and development cost (F&D Cost) and reserves replacement ratio are non-GAAP measures that Occidental believes are widely used in our industry, as well as by analysts and investors, to measure and evaluate the cost of replacing annual production and adding proved reserves. Occidental’s definitions of these non-GAAP measures may differ from similarly titled measures provided by other companies and as a result may not be comparable.
F&D Cost – All-In is calculated by dividing total costs incurred for the year as defined by GAAP by the sum of proved reserve revisions, improved recovery, extensions and discoveries and purchases of minerals in place for the year. F&D Cost – Organic is F&D Cost – All-In excluding both the property acquisition costs and purchases of minerals in place, and F&D – Program Additions further excludes other revisions that are not infills. Reserves
Replacement – All-In is calculated by dividing the sum of proved reserve revisions, improved recovery, extensions and discoveries and purchases and sales of minerals in place for the year by current year production. Reserves
Replacement – Organic is Reserves Replacement – All-In, excluding purchases and sales of minerals in place for the year.

SCHEDULE 13
Occidental Petroleum Corporation
Proved Oil Reserves

	United
In millions of barrels (MMbbl)	States	International	Total
Proved Developed and Undeveloped Reserves
Balance at December 31, 2018	1,186	397	1,583
Revisions of previous estimates	(154)	11	(143)
Improved recovery	128	37	165
Extensions and discoveries	37	4	41
Purchases of proved reserves	545	84	629
Sales of proved reserves	(17)	—	(17)
Production	(155)	(64)	(219)
Balance at December 31, 2019	1,570	469	2,039
Revisions of previous estimates	(283)	(1)	(284)
Improved recovery	82	18	100
Extensions and discoveries	9	5	14
Purchases of proved reserves	2	—	2
Sales of proved reserves	(31)	(101)	(132)
Production	(205)	(59)	(264)
Balance at December 31, 2020	1,144	331	1,475
Revisions of previous estimates	382	4	386
Improved recovery	6	13	19
Extensions and discoveries	88	1	89
Purchases of proved reserves	33	—	33
Sales of proved reserves	(5)	—	(5)
Production	(182)	(44)	(226)
Balance at December 31, 2021	1,466	305	1,771

Proved Developed Reserves
December 31, 2018	843	317	1,160
December 31, 2019	1,206	371	1,577
December 31, 2020	917	251	1,168
December 31, 2021	1,140	226	1,366
Proved Undeveloped Reserves
December 31, 2018	343	80	423
December 31, 2019	364	98	462
December 31, 2020	227	80	307
December 31, 2021	326	79	405

SCHEDULE 14
Occidental Petroleum Corporation
Proved NGLs Reserves

	United
In millions of barrels (MMbbl)	States	International	Total
Proved Developed and Undeveloped Reserves
Balance at December 31, 2018	284	202	486
Revisions of previous estimates	(21)	9	(12)
Improved recovery	58	—	58
Extensions and discoveries	11	—	11
Purchases of proved reserves	267	10	277
Sales of proved reserves	(7)	—	(7)
Production	(52)	(13)	(65)
Balance at December 31, 2019	540	208	748
Revisions of previous estimates	(90)	10	(80)
Improved recovery	32	10	42
Extensions and discoveries	2	—	2
Purchases of proved reserves	1	—	1
Sales of proved reserves	(20)	—	(20)
Production	(81)	(13)	(94)
Balance at December 31, 2020	384	215	599
Revisions of previous estimates	227	(1)	226
Improved recovery	—	—	—
Extensions and discoveries	27	—	27
Purchases of proved reserves	7	—	7
Sales of proved reserves	(2)	—	(2)
Production	(79)	(12)	(91)
Balance at December 31, 2021	564	202	766

Proved Developed Reserves
December 31, 2018	196	145	341
December 31, 2019	406	147	553
December 31, 2020	314	138	452
December 31, 2021	433	125	558
Proved Undeveloped Reserves
December 31, 2018	88	57	145
December 31, 2019	134	61	195
December 31, 2020	70	77	147
December 31, 2021	131	77	208

SCHEDULE 15
Occidental Petroleum Corporation
Proved Natural Gas Reserves

	United
In billions of cubic feet (Bcf)	States	International	Total
Proved Developed and Undeveloped Reserves
Balance at December 31, 2018	1,445	2,650	4,095
Revisions of previous estimates	(409)	89	(320)
Improved recovery	393	32	425
Extensions and discoveries	59	5	64
Purchases of proved reserves	2,996	—	2,996
Sales of proved reserves	(30)	—	(30)
Production	(326)	(204)	(530)
Balance at December 31, 2019	4,128	2,572	6,700
Revisions of previous estimates	(823)	102	(721)
Improved recovery	183	103	286
Extensions and discoveries	38	—	38
Purchases of proved reserves	4	—	4
Sales of proved reserves	(523)	(9)	(532)
Production	(561)	(195)	(756)
Balance at December 31, 2020	2,446	2,573	5,019
Revisions of previous estimates	1,274	27	1,301
Improved recovery	3	3	6
Extensions and discoveries	176	—	176
Purchases of proved reserves	22	—	22
Sales of proved reserves	(25)	—	(25)
Production	(477)	(172)	(649)
Balance at December 31, 2021	3,419	2,431	5,850

Proved Developed Reserves
December 31, 2018	978	2,026	3,004
December 31, 2019	3,198	2,007	5,205
December 31, 2020	2,028	1,846	3,874
December 31, 2021	2,632	1,705	4,337
Proved Undeveloped Reserves
December 31, 2018	467	624	1,091
December 31, 2019	930	565	1,495
December 31, 2020	418	727	1,145
December 31, 2021	787	726	1,513

SCHEDULE 16
Occidental Petroleum Corporation
Total Proved Reserves

	United
In millions of barrels of oil equivalent (MMBOE) (a)	States	International	Total
Proved Developed and Undeveloped Reserves
Balance at December 31, 2018	1,711	1,041	2,752
Revisions of previous estimates	(243)	35	(208)
Improved recovery	251	42	293
Extensions and discoveries	58	5	63
Purchases of proved reserves	1,311	94	1,405
Sales of proved reserves	(29)	—	(29)
Production	(261)	(111)	(372)
Balance at December 31, 2019	2,798	1,106	3,904
Revisions of previous estimates	(510)	26	(484)
Improved recovery	145	45	190
Extensions and discoveries	17	5	22
Purchases of proved reserves	4	—	4
Sales of proved reserves	(138)	(103)	(241)
Production	(380)	(104)	(484)
Balance at December 31, 2020	1,936	975	2,911
Revisions of previous estimates	821	8	829
Improved recovery	7	13	20
Extensions and discoveries	144	1	145
Purchases of proved reserves	44	—	44
Sales of proved reserves	(11)	—	(11)
Production	(341)	(85)	(426)
Balance at December 31, 2021	2,600	912	3,512

Proved Developed Reserves
December 31, 2018	1,202	800	2,002
December 31, 2019	2,145	853	2,998
December 31, 2020	1,569	697	2,266
December 31, 2021	2,012	635	2,647
Proved Undeveloped Reserves
December 31, 2018	509	241	750
December 31, 2019	653	253	906
December 31, 2020	367	278	645
December 31, 2021	588	277	865

(a) Natural gas volumes have been converted to barrels of oil equivalent (BOE) based on energy content of six thousand cubic feet (Mcf) of gas to one barrel of oil.

SCHEDULE 17
Occidental Petroleum Corporation
Costs Incurred

	United
Amounts in millions	States	International	Total
FOR THE YEAR ENDED DECEMBER 31, 2021
Property acquisition costs	$429	$1	$430
Exploration costs	147	143	290
Development costs	1,749	366	2,115
Costs Incurred	$2,325	$510	$2,835
FOR THE YEAR ENDED DECEMBER 31, 2020
Property acquisition costs	$48	$59	$107
Exploration costs	117	95	212
Development costs	1,376	466	1,842
Costs Incurred	$1,541	$620	$2,161
FOR THE YEAR ENDED DECEMBER 31, 2019
Property acquisition costs	$48,609	$1,927	$50,536
Exploration costs	307	200	507
Development costs	4,449	771	5,220
Costs Incurred	$53,365	$2,898	$56,263